Exhibit 10.7

NANO MAGIC HOLDINGS INC.

2021 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of this Plan is to permit equity compensation for those who provide services to the Company and to encourage ownership in the Company by personnel whose service the Company is important to its continued progress, to encourage recipients to act as owners and thereby in the stockholders’ interest and to enable recipients to share in the Company’s success.

2. Definitions. As used herein, the following definitions shall apply:

“Act” shall mean the Securities Act of 1933, as amended.

“Affiliate” shall mean any Related Corporation or any entity that is directly or indirectly in control of or controlled by the Company, or any entity in which the Company has a significant ownership interest as determined by the Committee.

“Applicable Laws” shall mean the requirements relating to the administration of stock, option or other equity plans under federal and state laws and the rules and regulations of any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system.

“Award” shall mean, individually or collectively, a grant under the Plan of an Option or other Stock Award.

“Award Agreement” shall mean an Option Agreement or Stock Award Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Committee, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean any of the following, unless the Committee determines otherwise in a specific instance:

(i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose stockholders did not own all or substantially all of the Common Stock in substantially the same proportions as immediately before such transaction);

(ii) the sale of all or substantially all of the Company’s assets to any other person or entity (other than a wholly-owned subsidiary of the Company);

(iii) the acquisition of beneficial ownership of a controlling interest (including power to vote) in the outstanding shares of Common Stock by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act);

(iv) the dissolution or liquidation of the Company;

(v) a contested election of Directors, as a result of which or in connection with which the persons who were Directors before such election or their nominees cease to constitute a majority of the Board; or

(vi) any other event specified, at the time an Award is granted or thereafter, by the Board or a Committee.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Board or a committee of Directors appointed by the Board or such subcommittees or officers of the Company as the Committee may determine from time to time.

“Common Stock” shall mean the common stock of the Company.

“Company” shall mean Nano Magic Holdings Inc., a Delaware corporation, or its successor.

“Consultant” shall mean any natural person, other than an Employee or Director, who performs bona fide services as a consultant or advisor for the Company or an Affiliate.

“Conversion Award” has the meaning set forth in Section 4(b)(xii).

“Director” shall mean a member of the Board.

“Disability” shall mean permanent and total disability as defined in Section 22(e)(3) of the Code or as determined by the Committee in the specific instance.

“Employee” shall mean an employee of the Company or any Affiliate, and may include an Officer, Executive Officer or Director. Within the limitations of Applicable Law, the Committee shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise; (ii) any leave of absence approved by the Company or an Affiliate; (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates; (iv) any change in the Holder’s status from an employee to a Consultant or Director; and (v) an employee who, at the request of the Company or an Affiliate, becomes employed by any partnership, joint venture, or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Executive Officer” shall mean a person who is subject to the reporting obligations of Section 16 of the Exchange Act.

“Fair Market Value” shall mean, unless the Committee determines otherwise, the value of a share of Common Stock as determined by a third-party engaged to value the shares for purposes of Section 409A of the Code, or, if the Common Stock is regularly traded, as of any date, the closing price for such Common Stock as of such date (or if no sales were reported on such date, the closing price on the last preceding day for which a sale was reported), as reported in such source as the Committee shall determine.

“Grant Date” shall mean the date upon which an Award is granted to a Holder pursuant to this Plan.

“Holder” means a Service Provider who has been granted an Award.

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“Incentive Stock Option” shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“ Non-ISO” shall mean an Option not intended to qualify as an Incentive Stock Option.

“Option” shall mean a right granted under Section 8 of the Plan to purchase a certain number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”). Both Options intended to qualify as Incentive Stock Options and Non-ISOs may be granted under the Plan.

“Participant” shall mean a Holder or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

“Plan” shall mean this Nano Magic Inc. 2021 Equity Incentive Plan.

“Qualifying Performance Criteria” shall have the meaning set forth in Section 12(b).

“Related Corporation” shall mean any parent or subsidiary (as those terms are defined in Section 424(e) and (f) of the Code) of the Company.

“Service Provider” shall mean an Employee, Officer, Executive Officer, Director, or Consultant.

“Share” shall mean a share of Common Stock.

“Stock Award” shall mean an award or issuance of Shares made under Section 11, the grant, issuance, retention, vesting, and transferability of which is subject during specified periods to such conditions (including continued service or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

“Ten-Percent Stockholder” shall mean the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Related Corporation).

“Termination Date” shall mean the date of a Participant’s Termination of Service.

“Termination of Service” shall mean ceasing to be a Service Provider. However, for Incentive Stock Option purposes, Termination of Service will occur when the Holder ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company. The Committee shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, results in a Termination of Service.

3. Stock Subject to the Plan.

(a) Aggregate Limit. The maximum aggregate number of Shares that may be issued under the Plan (whether by Options or Stock Awards) is 85,000 Shares. The limitations of this Section 3(a) shall be subject to the adjustments set forth in Section 13.

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(b) Reduction and Replenishment. Upon payment for Shares pursuant to the exercise of an Award, the number of Shares available for issuance under the Plan shall be reduced only by the number of Shares actually issued in such payment. If any outstanding Award expires or is forfeited, terminated or canceled without having been exercised or settled in full, or if Shares acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the Shares allocable to the forfeited, terminated or canceled portion of such Award or such forfeited or repurchased Shares shall again be available to grant under the Plan. Notwithstanding the foregoing, the aggregate number of shares of Common Stock that may be issued under the Plan upon the exercise of Incentive Stock Options shall not be increased for restricted Shares that are forfeited or repurchased. Notwithstanding anything in the Plan, or any Award Agreement to the contrary, shares attributable to Awards transferred under any Award transfer program shall not be again available for grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

4. Administration of the Plan.

(a) Procedure.

(i) Multiple Administrative Bodies. The Plan shall be administered by the Committee, including such delegates as may be appointed under paragraph (a)(iv) of this Section 4.

(ii) Section 162(m). To the extent that the Committee determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, Awards to “covered employees” within the meaning of Section 162(m) of the Code or Employees that the Committee determines may be “covered employees” in the future shall be made by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Executive Officers and Directors shall be made in such a manner to satisfy the requirement for exemption under Rule 16b-3.

(iv) Other Administration. The Committee may delegate to an authorized Executive Officer or Officers of the Company the power to approve Awards to persons eligible to receive Awards under the Plan who are not (A) subject to Section 16 of the Exchange Act; or (B) at the time of such approval, “covered employees” under Section 162(m) of the Code.

(v) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Committee may delegate to one or more individuals or entities the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

(b) Powers of the Committee. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Committee, subject to the specific duties delegated to such Committee or delegates, the Committee shall have the authority, in its sole discretion:

(i) to select the Service Providers of the Company or its Affiliates to whom Awards are to be granted hereunder;

(ii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iii) to determine the type of Award to be granted to the selected Service Provider;

(iv) to approve the forms of Award Agreements for use under the Plan;

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(v) to determine the terms and conditions, consistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include the exercise or purchase price, the time or times when an Award may be exercised (which may or may not be based on performance criteria), the vesting schedule, any vesting or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(vi) to correct administrative errors;

(vii) to construe and interpret the terms of the Plan (including sub-plans and Plan addenda) and Awards granted pursuant to the Plan;

(viii) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized (A) to adopt the rules and procedures regarding the conversion of local currency and withholding procedures that vary with local requirements; and (B) to adopt sub-plans and Plan addenda as the Committee deems desirable, to accommodate foreign laws, regulations and practice;

(ix) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans and Plan addenda;

(x) to modify or amend each Award, including the acceleration of vesting, exercisability, or both; except that any modification or amendment of an Award is subject to Section 14(b) of the Plan and may not materially impair any outstanding Award unless agreed to by the Participant;

(xi) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued pursuant to an Award that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Committee shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Committee may provide;

(xii) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights, or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”). Any conversion or substitution shall be effective as of the close of the merger or acquisition. The Conversion Awards may be Non-ISOs or Incentive Stock Options, as determined by the Committee, with respect to options granted by the acquired entity. Unless otherwise determined by the Committee at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(xiii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Committee;

(xiv) to determine whether Awards will be settled in Shares, cash, or in any combination thereof;

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(xv) to determine whether to provide for the right to receive dividends or dividend equivalents;

(xvi) to establish a program whereby Service Providers designated by the Committee can reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(xvii) to impose such restrictions, conditions, or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or transfers by the Participant of any Shares issued as a result of or under an Award, including (A) restrictions under an insider trading policy, and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(xviii) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash, or a combination of both, the amount of which is determined by reference to the value of the Award; and

(xix) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

(c) Effect of Committee’s Decision. All decisions, determinations and interpretations by the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants. The Committee shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

5. Eligibility. Awards may be granted to Service Providers of the Company or any of its Affiliates.

6. Effective Date and Term of the Plan. The Plan shall become effective upon its adoption by the Board. Options and Stock Awards may be granted immediately thereafter. The Plan shall continue in effect for a term of ten (10) years from the date of the Plan’s adoption by the Board unless terminated earlier under Section 14.

7. Term of Award. The term of each Award shall be determined by the Committee and stated in the Award Agreement. In the case of an Option, the term shall be four (4) years from the Grant Date or such term up to ten (10) years from date of grant as may be stated in the Award Agreement.

8. Options. The Committee may grant an Option or provide for the grant of an Option, from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including the achievement of performance goals, and for the satisfaction of an event or condition within the control of the Holder or within the control of others.

(a) Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option; (ii) the type of Option; (iii) the exercise price of the Shares and the means of payment for the Shares; (iv) the term of the Option; (v) such terms and conditions on the vesting or exercisability of an Option, or both, as may be determined from time to time by the Committee; (vi) restrictions on the transfer of the Option and forfeiture provisions; and (vii) such further terms and conditions, in each case not inconsistent with this Plan, as may be determined from time to time by the Committee.

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(b) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Committee, subject to the following:

(i) In the case of an Incentive Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. Notwithstanding the foregoing, if any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the exercise price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the Grant Date.

(ii) In the case of a Non-ISO, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the Grant Date. The per Share exercise price may also vary according to a predetermined formula; so long as, on the Grant Date, the exercise price never falls below 100% of the Fair Market Value per Share.

(iii) Notwithstanding the foregoing, at the Committee’s discretion, Conversion Awards may be granted in substitution or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution or conversion.

(c) Vesting Period and Exercise Dates. Options granted under this Plan shall vest, be exercisable, or both, at such times and in such installments during the Option’s term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued service, the passage of time, or such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option, the Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

(d) Form of Consideration. The Committee shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. The consideration, determined by the Committee, and in the form and amount required by applicable law, shall be actually received before issuing any Shares pursuant to the Plan; which consideration shall have a value, as determined by the Committee, not less than the par value of such Shares. Acceptable forms of consideration may include:

(i) cash;

(ii) check or wire transfer;

(iii) subject to any conditions or limitations established by the Committee, other Shares that have a Fair Market Value on the date of surrender or attestation that does not exceed the aggregate exercise price of the Shares as to which said Option shall be exercised;

(iv) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee to the extent that this procedure would not violate Section 402 of the Sarbanes-Oxley Act of 2002, as amended;

(v) cashless exercise, subject to any conditions or limitations established by the Committee;

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(vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(vii) any combination of the foregoing methods of payment.

9. Incentive Stock Option Limitations.

(a) Eligibility. Only employees (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company may be granted Incentive Stock Options.

(b) $100,000 Limitation. Notwithstanding the designation “Incentive Stock Option” in an Option Agreement, if the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Holder during any calendar year (under all plans of the Company) exceeds $100,000, then the portion of such Options that exceeds $100,000 shall be treated as Non-ISOs. An Incentive Stock Option is considered to be first exercisable during a calendar year if the Incentive Stock Option will become exercisable at any time during the year, assuming that any condition on the Holder’s ability to exercise the Incentive Stock Option related to the performance of services is satisfied. If the Holder’s ability to exercise the Incentive Stock Option in the year is subject to an acceleration provision, then the Incentive Stock Option is considered first exercisable in the calendar year in which the acceleration provision is triggered. For purposes of this Section 9(b), Incentive Stock Options shall be taken into account in the order in which they were granted. However, because an acceleration provision is not taken into account before the trigger occurs, an Incentive Stock Option that becomes exercisable for the first time during a calendar year by operation of such provision does not affect the application of the $100,000 limitation with respect to any Incentive Stock Option (or portion thereof) exercised before such acceleration. The Fair Market Value of the Shares shall be determined as of the Grant Date.

(c) Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three months, unless the right to reemployment upon expiration of such leave is provided by statute or contract. If the period of leave exceeds three months and the Holder’s right to reemployment is not provided by statute or contract, the Holder’s employment with the Company shall be deemed to terminate on the first day immediately following such three-month period, and any Incentive Stock Option granted to the Holder shall cease to be treated as an Incentive Stock Option and shall terminate upon the expiration of the three-month period starting on the date the employment relationship is deemed terminated.

(d) Transferability. The Option Agreement must provide that an Incentive Stock Option cannot be transferable by the Holder otherwise than by will or the laws of descent and distribution, and, during the lifetime of such Holder, must not be exercisable by any other person. Notwithstanding the foregoing, the Committee, in its sole discretion, may allow the Holder to transfer his or her Incentive Stock Option to a trust where under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Option while it is held in the trust. If the terms of an Incentive Stock Option are amended to permit transferability, the Option will be treated for tax purposes as a Non-ISO.

(e) Exercise Price. The per Share exercise price of an Incentive Stock Option shall be determined by the Committee in accordance with Section 8(b)(i).

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(f) Ten-Percent Stockholder. If any Incentive Stock Option is granted to a Ten-Percent Stockholder, then the Option term shall not exceed FIVE (5) years measured from the date of grant of such Option.

(g) Other Terms. Option Agreements evidencing Incentive Stock Options shall contain such other terms and conditions as may be necessary to qualify as Incentive Stock Options, to the extent determined desirable by the Committee, under the applicable provisions of Section 422 of the Code.

10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder.

(i) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the respective Award Agreement.

(ii) Unless otherwise specifically provided in an Award Agreement or Option Agreement, the holder must pay to the Company, in cash (by check or electronic transfer), at the time of exercise any tax withholding (federal, state or local) that would have been withheld from an employee’s wages if the difference between the option price and the fair market value on date of exercise had been paid to the holder in cash.

(iii) An Option shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) with respect to Non-ISOs, payment of all applicable withholding taxes.

(iv) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Committee or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(v) The Company shall issue (or cause to be issued) such Shares as soon as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

(b) Effect of Termination of Service on Options.

(i) Generally. Unless otherwise provided for by the Committee, if a Holder ceases to be a Service Provider, other than upon the Holder’s death or Disability, the Participant may exercise the Option within the period as is specified in the Award Agreement to the extent that the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the vested portion of the Option will remain exercisable for one (1) month following the Holder’s Termination Date. Unless otherwise provided by the Committee, if on the Termination Date the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If, after the Termination of Service, the Participant does not exercise the Option within the time specified by the Committee, the Option will automatically terminate, and the Shares covered by the Option will revert to the Plan.

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(ii) Disability of Holder. Unless otherwise provided for by the Committee, if a Holder ceases to be a Service Provider as a result of the Holder’s Disability, the Holder may exercise his or her Option within such period as is specified in the Award Agreement to the extent the Option is vested on the Termination Date (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Holder’s Termination Date. Unless otherwise provided by the Committee, if at the time of Disability the Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will automatically revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will automatically revert to the Plan.

(iii) Death of Holder. Unless otherwise provided for by the Committee, if a Holder dies while a Service Provider, the Option may be exercised following the Holder’s death within such period as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the Option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Holder’s designated beneficiary, so long as such beneficiary has been designated before the Holder’s death in a form acceptable to the Committee. If no such beneficiary has been designated by the Holder, then such Option may be exercised by the personal representative of the Holder’s estate or by the person or persons to whom the Option is transferred pursuant to the Holder’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Holder’s death. Unless otherwise provided by the Committee, if at the time of death Holder is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

11. Stock Awards.

(a) Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number; (ii) the purchase price, if any, of the Shares, and the means of payment for the Shares; (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retained, or vested, as applicable; (iv) such terms and conditions on the grant, issuance, vesting, or forfeiture of the Shares, as applicable, as may be determined from time to time by the Committee; (v) restrictions on the transferability of the Stock Award; and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

(b) Restrictions and Performance Criteria. The grant, issuance, retention, and vesting of each Stock Award may be subject to such performance criteria and level of achievement versus these criteria as the Committee shall determine, which criteria may be based on financial performance, personal performance evaluations, or completion of service by the Holder. The performance criteria for any Stock Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Committee based on one or more Qualifying Performance Criteria selected by the Committee and specified in writing.

(c) Forfeiture. Unless otherwise provided for by the Committee, upon the Holder’s Termination of Service, the unvested Stock Award and the Shares subject thereto shall be forfeited, except if the Holder purchased any Shares pursuant to such Stock Award, the Company shall have a right to repurchase the unvested portion of such Shares at the original price paid by the Holder.

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(d) Rights as a Stockholder. Unless otherwise provided by the Committee, the Holder shall have the rights equivalent to those of a stockholder and shall be a stockholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Holder.

12. Other Provisions Applicable to Awards.

(a) Non-Transferability of Awards. Unless determined otherwise by the Committee, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Holder, only by the Holder. If the Committee makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Committee deems appropriate, and any transferee shall be bound by such terms upon acceptance of such transfer.

(b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, applied to either the Company as a whole or to a business unit, Affiliate, or business segment, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified in the Award by the Committee: (i) cash flow, (ii) earnings (including gross margin, earnings before interest, taxes, depreciation and amortization, earnings before taxes, and net earnings), (iii) earnings per share, (iv) growth in earnings or earnings per share, (v) stock price, (vi) return on equity or average stockholders’ equity, (vii) total stockholder return, (viii) return on capital, (ix) return on assets or net assets, (x) return on investment, (xi) revenue, (xii) income or net income, (xiii) operating income or net operating income, (xiv) operating profit or net operating profit, (xv) operating margin, (xvi) return on operating revenue, (xvii) market share, (xviii) contract awards or backlog, (xix) overhead or other expense reduction, (xx) growth in stockholder value relative to the moving average of the S&P 500 Index or a peer group index, (xxi) credit rating, (xxii) strategic plan development and implementation, (xxiii) improvement in workforce diversity, and (xxiv) any other similar criteria.

(c) Certification. Before payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee shall certify the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such relate solely to the increase in the value of the Common Stock).

(d) Discretionary Adjustments Pursuant to Section 162(m). Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified at the time of grant of an Award to “covered employees” within the meaning of Section 162(m) of the Code, the number of Shares, Options or other benefits granted, issued, retained, or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine.

(e) Section 409A. Notwithstanding anything in the Plan to the contrary, it is the Company’s intent that all Awards granted under this Plan comply with Section 409A of the Code, and each Award shall be interpreted in a manner consistent with that intention.

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13. Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization.

(i) The limitations set forth in Section 3, the number and kind of Shares covered by each outstanding Award, and the price per Share (but not the total price) subject to each outstanding Award shall be proportionally adjusted to prevent dilution or enlargement of rights under the Plan for any change in the outstanding Common Stock subject to the Plan, or subject to any Award, resulting from any stock splits, combination or exchange of Shares, consolidation, spin-off or recapitalization of Shares or any capital adjustment or transaction similar to the foregoing or any distribution to holders of Common Stock other than regular cash dividends.

(ii) The Committee shall make such adjustment in such manner as it deems equitable and appropriate, subject to compliance with Applicable Laws. Any determination, substitution or adjustment made by the Committee under this Section shall be conclusive and binding on all persons. The conversion of any convertible securities of the Company shall not be treated as a transaction requiring any adjustment under this Section. Except as expressly stated in this Section 13, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Committee shall notify each Holder as soon as practicable before the effective date of such proposed transaction. The Committee in its discretion may provide for an Option to be fully vested and exercisable until ten days before such proposed transaction. In addition, the Committee may provide that any restrictions on any Award shall lapse before the proposed transaction, if the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately before the consummation of such proposed transaction.

(c) Change in Control. If there is a Change in Control of the Company, as determined by the Board or the Committee, the Company may: (i) provide for the assumption, continuation or substitution (including an award to acquire substantially the same type of consideration paid to the stockholders in the transaction in which the Change in Control occurs) of, or adjustment to, all or any part of the Awards; (ii) accelerate the vesting of all or any part of the Options and terminate any restrictions on all or any part of the Stock Awards; (iii) provide for the cancellation of all or any part of the Awards for a cash payment to the Holders; and (iv) provide for the cancellation of all or any part of the Awards as of the closing of the Change in Control; so long as, with respect to clause (iv) the Holders are notified that they must exercise or redeem their Awards (including, at the discretion of the Board or Committee, any unvested portion of such Award) at or before the closing of the Change in Control.

14. Amendment and Termination.

(a) Amendment and Termination. The Committee may amend, alter, or discontinue the Plan or any Award Agreement. Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan before the date of such termination.

(b) Holder Consent. No amendment, suspension, or termination of the Plan shall materially impair the rights of any Award, unless agreed otherwise between the Holder and the Committee

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(c) Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the stockholders of the Company for approval shall create or impose any limitations on the power of the Board or any Committee to adopt other incentive arrangements as it or they may deem desirable, including the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

15. Designation of Beneficiary.

(a) A Holder may file a written designation of a beneficiary who is to receive the Holder’s rights pursuant to Holder’s Award or the Holder may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Holder has completed a designation of beneficiary such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Holder to the extent enforceable under Applicable Law.

(b) The Holder may change such designation of beneficiary at any time by written notice. If a Holder dies and no beneficiary is validly designated under the Plan who is living at the time of such Holder’s death, the Company shall allow the executor or administrator of the estate of the Holder to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may allow the spouse or one or more dependents or relatives of the Holder to exercise the Award to the extent permissible under Applicable Law.

16. No Right to Awards or to Service. No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving a Holder the right to continue in the service of the Company or its Affiliates.

17. Preemptive Rights. No Shares will be issued under the Plan in violation of any preemptive rights held by any stockholder of the Company.

18. Legal Compliance. No Share will be issued pursuant to an Award under the Plan unless the issuance and delivery of such Share, as well as the exercise of such Award, if applicable, will comply with Applicable Laws. Issuance of Shares under the Plan shall be subject to the approval of counsel for the Company with respect to such compliance. Notwithstanding anything in the Plan to the contrary, the Plan is intended to comply with the requirements of Section 409A of the Code and shall be interpreted in a manner consistent with that intention.

19. Inability to Obtain Authority. To the extent the Company is unable to or the Committee deems that it is not feasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received.

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22. Governing Law; Interpretation of Plan and Awards.

(a) This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

(b) If any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid, or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid, and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid, or unenforceable provision.

(c) The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and are not a part of the Plan, nor shall they affect its meaning, construction or effect.

(d) The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors, and assigns.

(e) All questions arising under the Plan or under any Award shall be decided by the Committee in its total and absolute discretion. If the Participant believes that a decision by the Committee with respect to such person was arbitrary or capricious, the Participant may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Committee’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Committee’s decision, and the Holder shall as a condition to the receipt of an Award be deemed to waive explicitly any right to judicial review.

23. Limitation on Liability. The Company and any Affiliate or Related Corporation that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee, a Holder, or any other persons as to:

(a) The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

(b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Holder or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

24. Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Holders who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations that may be created by the Plan; no such obligation of the Company shall be deemed secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.

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